 Exhibit 99.1

Media contact:	Investor/analyst contact:
Bobbie Egan	Chris Berry
Media Relations Manager	Managing Director of Investor Relations
(206) 392-5101	(206) 392-5260

Sep 26, 2012

Alaska Air Group Announces $250 million Share Repurchase Program
Completes previous $50 million repurchase program

SEATTLE - Alaska Air Group (NYSE: ALK) announced today that its board of directors has approved a stock repurchase program authorizing the company to buy up to $250 million of its common stock. The program does not have an expiration date, however, Air Group is targeting completion by Dec 31, 2014. The company also announced that it will complete its previous $50 million buyback program today.
“This $250 million repurchase authorization by our board is the largest program we have ever announced, representing over 10 percent of the current market capitalization of our company. This action emphasizes our continued commitment to build long-term shareholder value and highlights our confidence in the future of Alaska Air Group,” President and CEO Brad Tilden said.
The company intends to finance the stock repurchases with cash on hand. The repurchase program authorizes Air Group to buy its common stock from time to time through open market purchases, negotiated transactions or other means, including accelerated share repurchases and 10b5-1 trading plans in accordance with applicable securities laws.
Alaska Air Group has repurchased 18.1 million shares of its common stock, on a split-adjusted basis, for $312 million through similar programs over the past five years.
The table below illustrates the annual repurchases by the company since 2007.

	Shares Repurchased (in millions)	Dollars Spent (in millions)
2007	5.2	$62.8
2008	4.2	$48.9
2009	2.6	$23.7
2010	2.0	$45.1
2011	2.6	$79.5
YTD 2012	1.5	$51.7
	18.1	$311.7

This news release contains forward-looking statements, including the expectation that the repurchase program will be completed by December 2014, subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2011. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves 95 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines has ranked “Highest in Customer Satisfaction Among Traditional Network Carriers” in the J.D. Power and Associates North America Airline Satisfaction StudySM for five consecutive years from 2008 to 2012. For reservations, visit www.alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air Newsroom at www.alaskaair.com/newsroom.

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